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                       Securities and Exchange Commission
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: October 13, 2000
              (Date of earliest event reported: September 22, 2000)

                         TOUCHSTONE SOFTWARE CORPORATION
             (Exact name of registrant as specified in its charter)


        DELAWARE                       0-12969                 95-3778226
(State or other jurisdiction         (Commission              (IRS Employer
    of incorporation)                 File Number)          Identification No.)


             1538 Turnpike St., North Andover, Massachusetts      01845
               (Address of principal executive offices)         (Zip Code)

       Registrant's telephone number, including area code: (978) 686-6468



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.
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     Effective as of the close of business on September 22, 2000, TouchStone
Software Corporation (the "Company") completed the sale of the assets and intellectual property relating to the Company's CheckIt line of retail software products (all versions) known as CheckIt, FastMove (including Clean & Zip), WinCheckIt and CheckIt Net Optimizer. The assets were sold to Smith Micro Software, Inc. ("Smith Micro") of Aliso Viejo, California. In the sale, the Company received cash in the amount of $25,000.00 and 108,000 shares of Smith Micro common stock. The Smith Micro shares were issued to the Company in a sale exempt from registration under Section 3(a)(10) of the Securities Act of 1933. Accordingly, such shares are not subject to restrictions on resale by the Company.

     This sale is a continuation of the Company's two-pronged business focus through its eSupport.com subsidiary on (i) direct and OEM sales of software products and services (BIOS upgrades, CardWare and engineering services) and
(ii) investments in technology companies.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TOUCHSTONE SOFTWARE CORPORATION


                              By: /s/  Pierre A. Narath
                                  ---------------------------------------------
                                  Pierre A. Narath, President and CEO


Date: October 13, 2000

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